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                                                                      EXHIBIT 99


            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2004



          SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF
                            THE PARTNERSHIP AGREEMENT


1. Statement of Cash Available for Distribution for the three months ended March 31, 2004:

         Net loss                                                     $ (20,000)
         Add:     Cash from reserves                                     20,000
                                                                      ---------

         Cash Available for Distribution                              $      --
                                                                      =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2004:


            Entity Receiving                   Form of
              Compensation                   Compensation            Amount
         ------------------------        ------------------       -----------

                   None







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